Exhibit 99.4

PotlatchDeltic

POTLATCHDELTIC CORPORATION
ATTN: CORPORATE SECRETARY
601 WEST FIRST AVE., STE 1600
SPOKANE, WA 99201

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PCH2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81636-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POTLATCHDELTIC CORPORATION

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):	**For**	**Against**	**Abstain**
1. Proposal 1 - The PotlatchDeltic merger agreement proposal: A proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated as of October 13, 2025, by and among PotlatchDeltic Corporation ("PotlatchDeltic"), Rayonier Inc. ("Rayonier"), and Redwood Merger Sub, LLC, a direct, wholly owned subsidiary of Rayonier ("Merger Sub"), pursuant to which PotlatchDeltic will be merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the "merger") (the "PotlatchDeltic merger agreement proposal").	☐	☐	☐
2. Proposal 2 - The PotlatchDeltic merger-related compensation proposal: A proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of PotlatchDeltic in connection with the transactions contemplated by the merger agreement.	☐	☐	☐
3. Proposal 3 - The PotlatchDeltic adjournment proposal: A proposal to adjourn the special meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the PotlatchDeltic merger agreement proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement and other related materials are available at www.proxyvote.com. V81637-TBD POTLATCHDELTIC CORPORATION Special Meeting of Stockholders [TBD], 2026, [TBD], Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric J. Cremers, Wayne Wasechek and Michele L. Tyler, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote all of the shares of Common Stock of POTLATCHDELTIC CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held online at [TBD] Pacific Time on [TBD], 2026, at www.virtualshareholdermeeting.com/PCH2026SM, as designated on the reverse side of this ballot and in their discretion upon all other matters that may properly come before such meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION Continued and to be signed on reverse side